UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

YELLOWSTONE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 225-6511

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	YSACU	The NASDAQ Stock Market LLC

Class A common stock, $.0001 par value included as part of the units	YSAC	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	YSACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

(a)	Announcement of Separate Trading of Common Stock and Warrants. On December 7, 2020, Yellowstone Acquisition Company (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A common stock and warrants included in the Units commencing on December 8, 2020. Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “YSACU,” and each of the Class A common stock and warrants that are separated will trade on the Nasdaq Capital Market under the symbols “YSAC” and “YSACW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A common stock and redeemable warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

(b)	Unaudited Pro Forma Balance Sheet Reflecting Partial Exercise of Over-Allotment Option. As previously reported in the Current Report on Form 8-K filed by Yellowstone Acquisition Company (the “Company”) on October 26, 2020 (the “Initial Form 8-K”), the Company consummated its initial public offering (the “IPO”) of 12,500,000 units (the “Units”) on October 26, 2020. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one whole share of Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $125,000,000.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,875,000 Units to cover over-allotments, if any. As previously reported on December 1, 2020 (the “Subsequent Form 8-K”), on November 27, 2020, the underwriters exercised their Over-Allotment Option and, on December 1, 2020, the underwriters purchased 1,098,898 Units (the “Over-Allotment Units”) at an offering price of $10.00 per unit, generating gross proceeds to the Company of $10,988,980.

As previously reported in the Initial Form 8-K, simultaneously with the consummation of the IPO on October 26, 2020, the Company completed the private sale (the “Private Placement”) of 7,500,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to BOC Yellowstone LLC, the Company’s sponsor (the “Sponsor”), generating gross proceeds to the Company of $7,500,000. As previously reported on the Subsequent Form 8-K, simultaneously with the sale of the Over-Allotment Units on December 1, 2020, the Company completed a private placement with the Sponsor for an additional 219,779 warrants at a price of $1.00 per warrant (the “Additional Private Placement Warrants”), generating gross proceeds of $219,779.

Approximately $138.7 million of the net proceeds from the IPO (including the Over-Allotment Units) and the private placements with the Sponsor (including the Additional Private Placement Warrants) have been deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of October 26, 2020 reflecting receipt of the net proceeds from the IPO and the Private Placement (excluding the proceeds from the sale of the Over-Allotment Units and the Additional Private Placement Warrants) was previously filed by the Company as an exhibit to the Initial Form 8-K. The Company’s unaudited pro forma balance sheet as of October 26, 2020, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the Additional Private Placement Warrants, is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 7, 2020
99.2	Unaudited Pro Forma Balance Sheet as of October 26, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2020

YELLOWSTONE ACQUISITION COMPANY

By:	/s/ Joshua P. Weisenburger
Name:	Joshua P. Weisenburger
Title:	Chief Financial Officer

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